YP.NET ENDS LOAN AGREEMENTS WITH MAJOR SHAREHOLDERS

MESA, Ariz.--(BUSINESS WIRE)--Feb. 26, 2004--YP.Net, Inc., (OTCBB:YPNT - News) a
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leading provider of Internet Yellow Pages and related services, announced today that it is terminating its loan agreements with two major shareholders in favor of paying dividends to all shareholders.

The loan agreements involved Morris & Miller Ltd. and Matthew and Markson Ltd., generally referred to in the Company's public filings as "the M&Ms." The M&Ms are both Antiguian partnerships that obtained their ownership of YP.Net common stock as a result of the Company's previous acquisition of Telco Billing, Inc., the Company's wholly-owned subsidiary and the entity out of which the majority of its operations are conducted.

As part of the purchase of Telco Billing in 1999, and subsequent renegotiation, the M&Ms each had a revolving line of credit with the Company. The new agreement terminates the revolving lines of credit on April 9, 2004. As part of the new agreement, YP.Net will make final loans to the M&Ms and will continue to hold a significant amount of the M&Ms YP.Net stock, which was pledged as collateral for repayment of the outstanding loans.

"Under the new agreements, the M&Ms, who are neither officers, directors nor members of our management, will be treated like all other shareholders, without any special rights or privileges," said YP.Net CEO Angelo Tullo. "Like the other shareholders, the M&Ms will receive dividends. However, the amount paid to them in dividends will be significantly less than the amount they could have received under the now-terminated loan agreements," explained Tullo.

About YP.Net Inc.

YP.Net Inc., a leading provider of Internet-based Yellow Pages services, offers an Internet Advertising Package ("IAP") that includes a Mini-WebPage(TM) and Preferred Listing through its Yellow Pages Web site at www.YP.com. The company's
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Web site contains listings for approximately 18 million businesses in the United
States and 150 million individuals in the United States and Canada. As of December 31, 2003, YP.Net Inc. has 283,064 IAP advertisers.

YP.Net also provides an array of other Internet services that complement its Yellow Pages Web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (Web site design & hosting services).

YP.Net is a longstanding member, exhibitor and sponsor of the two major Yellow Pages trade associations -- Yellow Page Integrated Media Association (YPIMA), the major trade association of Yellow Pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent Yellow Pages publishers. YP.Net Inc. is based in Mesa, Ariz. For more information, visit the Web site at www.YP.com.

Forward-looking Statements

This press release includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to the Company's intention to pay future dividends.

Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP.Net and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation the Company's failure to attract or obtain new Internet


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Advertising Package customers, to realize the desired results of its marketing and solicitation efforts or the failure to launch its branding campaign.

Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to: (i) the success of existing competitors and the introduction of new competitors in the market; (ii) the impact of existing or new regulation on the Company's marketing and solicitation efforts; (iii) risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003 and any subsequent Quarterly Reports on Form 10-QSB; and (iv) other factors that YP.Net is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP.Net does not undertake and specifically declines any obligation to update any forward-looking statements.



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Contact:
     YP.Net Inc., Mesa
     Roger Bedier, 480-654-9646, ext. 1239
     Fax: 480-654-9747




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